American Eagle Energy Appoints James Whyte As A Director

DENVER, CO — November 14, 2013 — American Eagle Energy Corporation (OTCQX: AMZG) (the “Company” or “American Eagle”), a Williston Basin focused E&P company, is pleased to announce the appointment of James N. Whyte to its Board of Directors. Mr. Whyte will also serve on the Company’s Audit Committee.

“We are delighted to welcome James to our board,” said Brad Colby, AMZG’s Chief Executive Officer and President. “His qualifications and expertise will further broaden our Board’s expertise as we continue to grow our business and expand its operations. We are certain that he will make a significant, long-lasting contribution to our company.”

“This is a great period in the growth of American Eagle’s business and the value for its stockholders. I am thrilled to join American Eagle’s board at this exciting stage of its corporate development,” commented James Whyte.

Mr. Whyte, 54, is the Executive Vice President of Human Resources and Risk Management of Intrepid Potash, Inc., a public company whose common stock is listed on the NYSE. He joined its predecessor as Vice President of Human Resources and Risk Management in May 2004 and was promoted to his current position three years later in December 2007.

Mr. Whyte was granted an option to purchase up to 200,000 shares of the Company’s common stock at a price of $2.39 per share (which represented the average of the closing prices of American Eagle’s common stock for the five trading days prior to the effective date of his appointment), vesting 50% on the first anniversary of the grant and 50% will vest on the second anniversary.

ABOUT AMERICAN EAGLE ENERGY CORPORATION

American Eagle Energy Corporation is an independent exploration and production operator focused on acquiring acreage and developing wells that target the Bakken and Three Forks shale oil formations in the Williston Basin of North Dakota and Montana. The Company is based in Denver, CO. More information about American Eagle Energy can be found at www.americaneagleenergy.com or by contacting investor relations at 303-798-5235 or ir@amzgcorp.com. Company filings with the Securities and Exchange Commission can be obtained free of charge at the SEC’s internet site at www.sec.gov.

SAFE HARBOR

This press release may contain forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this press release regarding the Company’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties and important factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: general economic or industry conditions, nationally and/or in the communities in which the Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies, or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting the Company’s operations, products, services, and prices.

The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company does not assume any obligations to update any of these forward-looking statements.

INVESTOR RELATIONS CONTACT:

Marty Beskow

Vice President of Capital Markets and Strategy

American Eagle Energy Corporation

303-798-5235

ir@amzgcorp.com

www.americaneagleenergy.com

Brad Holmes

EnergyIR

713-654-4009

B_holmes@att.net